CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form SB-2 (File No. 333-146023) of China Education Alliance, Inc. (the “Company”) of our report dated March 16, 2007 (November 1, 2007 for Note 2 related to reverse stock split) related to the consolidated financial statements of the Company as of and for the year ended December 31, 2006.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/Murrell, Hall, McIntosh & Co., PPLP

Oklahoma City, Oklahoma
November 7, 2007